Calculation of Filing Fee Tables
S-8
National Bank Holdings Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.01 per share	457(a)	95,396	$ 37.84	$ 3,609,784.64	0.0001381	$ 498.51
Total Offering Amounts:						$ 3,609,784.64		$ 498.51
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 498.51
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover an indeterminate number of additional shares of Class A common stock, par value $0.01 per share ("Common Stock"), of National Bank Holdings Corporation, a Delaware corporation (the "Registrant"), which may become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of Common Stock. The amount in the "Amount Registered" column represents the aggregate number of shares of Common Stock issuable upon the vesting or settlement, as applicable, of a portion of a restricted stock award granted to John D. Steinmetz under the Vista Bank Equity Incentive Plan, which was assumed by the Registrant and converted into a restricted stock award of the Registrant pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 15, 2025, by and among the Registrant, Vista Bancshares, Inc. ("Vista") and Bryan Wick, solely in his capacity as the shareholders' representative. The amount in the "Proposed Maximum Offering Price Per Unit" column is established pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the amount of the registration fee, based upon (x) the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on January 2, 2026 ($37.84) and (y) the total number of shares of Common Stock registered hereunder (95,396).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A